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                                                         Exhibit 4-(c)
          1995 LONG-TERM INCENTIVE PLAN

                       of

             POGO PRODUCING COMPANY


          1.   Objectives.  The Pogo Producing Company 1995
Long-Term Incentive Plan (the "Plan") is designed to retain key employees, to attract and retain qualified Directors of the Company ("Directors"), to encourage the sense of proprietorship of such employees and Directors, and to stimulate the active interest of such persons in the development and financial success of Pogo Producing Company, a Delaware corporation (the "Company"), and its Subsidiaries (as hereinafter defined). These objectives are to be accomplished by making awards under the Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

          2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

          "Award" means the grant of any form of stock option, stock appreciation right, stock award or cash award, whether granted singly, in combination or in tandem, to a Participant who is an employee pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          "Award Agreement" means a written agreement between the Company and a Participant who is an employee that sets forth the terms, conditions and limitations applicable to an Award.

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan. The Committee shall be constituted to permit the Plan to comply with Rule 16b-3 of the Exchange Act.

          "Common Stock" means the Common Stock, par value
$1.00 per share, of the Company.

          "Director" means an individual serving as a member of the Board.

          "Director Options" means nonqualified stock options granted to Directors.

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          "Exchange Act" means the Securities Exchange Act of
1934, as amended from time to time.

          "Fair Market Value" means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common
Stock on the consolidated transaction reporting system for the principal such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the NASDAQ National Market System, the mean between the highest and lowest sales price per share of Common Stock on the NASDAQ National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, by the National Quotation
Bureau, Inc.

          "Participant" means an employee of the Company or any of its Subsidiaries or a Director to whom an Award has been made under this Plan.

          "Performance Award" means an award under the Plan made by the Committee to a Participant who is an employee subject to the attainment of one or more Performance Goals.

          "Performance Goal" means a standard established by the Committee, to determine in whole or in part whether a Performance Share Award shall be earned.

          "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

          "Stock Option/SAR Limitation" means the limitation set forth in Paragraph 7(a) and defined therein.

          "Subsidiary" means any corporation of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such corporation.

          3.   Eligibility.

          (a) Employees. Key employees of the Company and its Subsidiaries eligible for an Award under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

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          (b)  Directors.  Recipients of Director Options shall
     include all persons who, as of the time the Director Options are awarded, are serving as Directors of the Company and are not employees of the Company or any Subsidiary.

          4.   Common Stock Available for Awards and Director
Options. There shall be available for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of this Plan an aggregate of 2,000,000 shares of Common Stock, of which there shall be available for Director Options during the term of this Plan not more than an aggregate of 400,000 shares of Common Stock. Notwithstanding the foregoing, not more than an aggregate of 250,000 shares of Common Stock shall be available for Awards other than stock options and stock appreciation rights. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make shares of Common Stock available for issuance pursuant to Awards or Director Options. Common Stock related to Awards or Director Options that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Stock or in a manner such that all or some of the shares covered by an Award or Director Options are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards or Director Options hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate under Rule 16b-3. Director
Options shall not be awarded in any year in which a sufficient number of shares of Stock are not available for grant under the Plan.

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          5.   Administration.  This Plan, as it applies to
Participants who are employees but not with respect to Participants who are Directors and not employees, shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee shall consist of at least two members of the Board who meet the requirements of the definition of "disinterested person" in Rule 16b-3(d)(3) promulgated under the Exchange Act, or any successor rule. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant holding such Award or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Paragraph 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan.

          6. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

          7.   Awards.

          (a) Employee Awards. The Committee shall determine the type or types of Awards to be made to each Participant who is an employee under this Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant and by the Chief Executive Officer or the Chief Administrative Officer of the Company for and on behalf of the Company. Awards may consist of those listed in this Paragraph 7(a) and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award granted to a Participant. Notwithstanding anything herein to the contrary, no Participant may be granted, during any one year period, Awards consisting of stock options or stock appreciation rights exercisable for more than 150,000 shares of Common Stock (the "Stock Option/SAR Limitation"). No
     Participant may be granted, in addition to any stock options or stock appreciation rights, cash or other awards under this Plan in respect of any one year period having a value determined on the date of grant in excess of $1,000,000.

               (I) Stock Option. An Award may consist of a right to purchase a specified number of shares of Common
          Stock at a specified price that is not less than the greater of
          (i) 50% of the Fair Market Value of the Common Stock on the date of grant and (ii) the par value of the Common
          Stock on the date of grant. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code.

               (II) Stock Appreciation Right. An Award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right ("SAR") is exercised over a specified strike price, as set forth in the applicable Award Agreement.

               (III)     Stock Award.  An Award may consist of
          Common Stock or may be denominated in units of Common Stock. All or part of any stock award may be

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          subject to conditions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance.
          Such Awards may be based on Fair Market Value or other specified valuations. The certificates evidencing shares of Common Stock issued in connection with a stock award shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto.

               (IV) Cash Award.  An Award may be
          denominated in cash with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee, and set forth in the Award Agreement, including, but not limited to, continuous service with the Company and its Subsidiaries, achievement of specific busi-ness objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance.

               (V) Performance Award. Without limiting the type or number of Awards that may be made to a Participant under the other provisions of this Plan, the Committee may make a Performance Award to a Participant who is an employee. Such a Performance
          Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (i) 90 days after the commencement of the period of service to which the performance goal relates and (ii) prior to the elapse of 25% of the period of service (as scheduled in good faith at the time the goal is established) and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met and such goals can be based on one or more business criteria that apply to the individual, a business unit, or the Company as a whole, and includes an increase in any one or more of the following: production levels of equivalent volumes of oil and gas, equivalent proven reserves, reserves value, increased revenue, net income, stock price, market share, earnings per share, or return on equity; or a decrease in costs. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criterion). No Participant who is an employee shall receive more than $1,000,000 in respect of Performance Awards made in any calendar year. In interpreting Plan provisions applicable to Performance
          Goals and Performance Share Awards, it is the intent of the Plan to conform with the standards of Treasury Regulation 1.162-27(e)(2)(i) and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must

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          certify in writing that applicable
          Performance Goals and any of the material terms thereof were, in fact, satisfied.

          (b) Director Options. Commencing June 1, 1996, automatic annual awards of Director Options shall be made to each eligible Director on the first business day of June of each year, each such annual grant to provide for the purchase of 5,000 shares of Stock by each eligible Director; provided that such Director
     Options shall provide for the purchase of 10,000 shares of Stock if the recipient of such Director Option had not previously received a grant of a Director Option pursuant to this Plan or any predecessor plan of the Company providing for awards of stock options to nonemployee directors. Each Director Option shall terminate and be of no force or effect with respect to any shares not previously purchased by the Director upon the expiration of 10 years from the date of granting of such Director Option, notwithstanding any earlier termination of the Director's status as a Director of the Company. The purchase price of each share of Stock placed under a Director Option shall be equal to the greater of (i) Fair Market Value of such share on the date the Director
     Option is granted or (ii) the par value of the Common Stock on the date of grant. All Director Options shall be exercisable immediately upon the date of grant, except as hereinafter described. Notwithstanding the foregoing sentence, however, all Director Options granted under this Plan are subject to, and may not be exercised before, shareholder approval of the Plan required under paragraph 18 hereof.

          8.   Payment of Awards.

          (a) General. Payment of Awards to employees may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. As used herein, "Restricted Stock" means Common Stock that is restricted or subject to forfei-ture provisions.

          (b) Deferral. With the approval of the Committee, payments in respect of Awards may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

          (c) Dividends and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Common Stock or units of Common Stock.

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          (d)  Substitution of Awards.  At the discretion of the
     Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

          9. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an employee stock option or a Director Stock Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or other Awards by an employee to exercise a stock option as it deems appropriate. If permitted by the Committee, payment may be made by successive exercises by the Participant who is an employee. The Committee may provide for loans from the Company to an employee to permit the exercise or purchase of Awards and may provide for procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common
Stock issuable pursuant to an Award to an employee. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

          10. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common
Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

          11.  Amendment, Modification, Suspension or
Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would impair the rights of any Participant under any Award or Director Option previously granted to such Participant shall be made without such Participant's consent, (ii) no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award or Director Option then outstanding (unless the holder of such Award or Director Option consents) or to the extent shareholder approval is otherwise required by applicable legal requirements and (iii) the Plan shall not be amended more than once every six months to the extent such limitation is required by Rule 16b-3(c)(2)(ii) (or any successor provision) under the Exhange Act as then in effect.

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          12.  Termination of Employment.  Upon the termination
of employment by a Participant who is an employee, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific
Award Agreement evidencing the Award. In the event of such a termination, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify the Award in any manner that is either (i) not adverse to such Participant or (ii) consented to by such Participant.

          13. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award, no Director
Option, or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income
Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer.
Any attempted assignment of an Award, Director Option or any other benefit under this Plan in violation of this Paragraph 13 shall be null and void.

          14.  Adjustments.

          (a)  The existence of outstanding Awards and/or
     Director Options shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or Common Stock or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

          (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, then (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards and/or Director Options denominated in Common Stock or units of Common Stock, (ii) the exercise or other price in respect of such Awards and/or Director Options, (iii) the appropriate Fair Market Value and other price determinations for such Awards and/or Director Options, (iv) the number of shares of Common Stock covered by Director Options automatically granted under Paragraph 7(b) hereof and (v) the Stock Option/SAR Limitation in Paragraph 7(a) hereof shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any consolidation or merger of the Company with another corporation or entity, or the adoption

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     by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to
     (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards and/or Director Options denominated in Common Stock or units of Common Stock, (ii) the exercise or other price in respect of such Awards and/or Director Options, (iii) the appropriate Fair Market Value and other price determinations for such Awards and/or Director Options, (iv) the number of shares of Common Stock covered by Director Options automatically granted under Paragraph 7(b) hereof and (v) the Stock Option Limitation in Paragraph 7(a) hereof to give effect to such transaction; provided that such adjustments shall only be such as necessary to maintain the proportionate interest of the holders of the Awards and/or Director Options and preserve, without exceeding, the value of such Awards and/or Director Options. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards and/or
     Director Options by means of substitution of new Awards or new Director Options, as appropriate, for previously issued Awards and/or Director Options or an assumption of previously issued Awards and/or Director Options as part of such adjustment.

          15. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award or Director Option unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange
Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention, and that if any provision of this Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit this Plan to comply with Rule 16b-3. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regula-tions and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed and any applicable federal and state securities laws. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

          16.  Unfunded Plan.  Insofar as it provides for Director
Options or Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to seg-regate any assets that may at any time be represented by cash, Common
Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall

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be based solely upon any contractual
obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

          17. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

          18. Effective Date of Plan. This Plan shall be effective as of the date (the "Effective Date") it is approved by the Board. Notwithstanding the foregoing, this Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's shareholders held on or before July 1, 1996. If the shareholders of the Company should fail so to approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect and all grants of Director Options and Awards hereunder shall be null and void.

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